Exhibit 10.3

FOURTH AMENDED AND RESTATED prologis

Promote PLAN

1.
Purpose. The purpose of this Fourth Amended and Restated Prologis Promote Plan (the “Plan”) is to align the compensation of certain executives and employees of Prologis, Inc. (the “Company”) and its subsidiaries with the performance of the Funds (as defined below), by linking a portion of their compensation to Incentive Fees (as defined below) generated by such Funds. Nothing in this Plan shall be construed as creating an express or implied contract of employment. The following provisions constitute an amendment, restatement and continuation of the Plan effective as of June 30, 2023 (the “Effective Date”).
2.
Definitions. As used herein, the following terms shall have the respective meanings set forth below:
(a)
“Bonus” shall mean, for any Participant with respect to a specified Bonus Pool, the portion of the Bonus Pool allocated to the Participant by the Committee in accordance with the terms of the Plan.
(b)
“Bonus Determination Date” shall mean each date on which the Committee approves a Bonus to be paid to a Participant with respect to a Bonus Pool in accordance with the Plan. Different Bonus Determination Dates may be established for different Participants with respect to any Bonus Pool.
(c)
“Bonus Payment Date” shall mean, with respect to any Bonus payable hereunder, the date that is as soon as practicable following the Bonus Determination Date with respect to such Bonus but in no event later than March 15 of the year following the year in which the Bonus Determination Date occurs. In no event shall a Participant be entitled to elect the Bonus Payment Date or the year in which the Bonus Payment Date occurs.
(d)
“Bonus Pool” shall mean, with respect to each Fund, an amount equal to 40 percent of Incentive Fees taken into account under the Plan with respect to such Fund. There may be multiple Bonus Pools established with respect to a Fund based on when Incentive Fees relating to such Fund are taken into account under the Plan.
(e)
“Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)
“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.
(g)
“Company Group” shall mean the Company and any of the subsidiaries and affiliates of the Company that directly or indirectly serve as investment manager, general partner or managing member of one or more of the Funds (or other affiliate of the Company designated to receive payments on behalf of or in lieu of the investment manager, general partner or managing member of one or more of the Funds).

(h)
“Eligible Individual” shall mean an executive or other employee of the Company or its subsidiaries. To the extent determined by the Committee, a former executive or employee of the Company or its subsidiaries may be an Eligible Individual under the Plan.
(i)
“Fund” shall mean the venture funds, real estate funds and joint ventures (and any other vehicle that the Committee may select in its sole discretion) with respect to which the Company Group receives Incentive Fees. The Committee, in its sole discretion, shall determine the Funds with respect to which a Bonus Pool may be established under the Plan.
(j)
“Incentive Fees” with respect to a Fund shall mean the product of (x) the aggregate percentage ownership of third party investors of the Fund (based on their percentage ownership interest in the Fund as of the Incentive Fee Calculation Date) and (y) all incentive fee or promote (or equivalent) amounts paid or distributed to the Company Group in its direct or indirect capacity as investment manager, general partner or managing member of the Fund that are in excess of distributions payable to the Company Group in respect of its or its affiliates’ percentage interest (whether as general partner, limited partner or member) in the Fund’s capital on the Incentive Fee Calculation Date; provided, however, that Incentive Fees shall not include (i) management fees, whether or not payable as a distribution by the Fund, payable to the Company Group that are based on a fixed percentage of a Fund’s capital, capital commitments, net asset value or similar amount (i.e., “management fees”), (ii) dividends, distributions and/or interest earned on investments in preferred stock or debt securities of the Funds, (iii) fees paid to the Company Group in its capacity as investment advisor to investment companies registered under the Investment Company Act of 1940, as amended, and (iv) any other fees payable by a Fund to the Company Group or its affiliates in respect of services provided to the Fund. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, can determine and alter the definition of Incentive Fees with respect to any Fund for any Bonus Pool. For the avoidance of doubt, it is intended that the definition of Incentive Fees shall not include any portion of an applicable incentive fee or promote (or equivalent) that was paid by the Fund based on the Company Group’s percentage ownership interest in the applicable Fund as of the Incentive Fee Calculation Date.
(k)
“Incentive Fee Calculation Date” shall mean, the date, if and as designated by the applicable Fund operating agreements, as of which incentive fees, promotes or the equivalent shall be calculated.
(l)
“LTIP Units” shall mean partnership units of the Partnership which are designated as “LTIP Units” pursuant to the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, having the rights, powers, privileges, restrictions, qualifications and limitations determined by the Committee.
(m)
“Participant” shall mean an Eligible Individual selected by the Committee to be a Participant under the Plan with respect to a specified Bonus Pool.
(n)
“Partnership” shall mean Prologis, L.P.

(o)
“Partnership Agreement” shall mean the Partnership’s Thirteenth Amended and Restated Agreement of Limited Partnership dated as of June 3, 2011, as amended from time to time.
(p)
“Plan Year” shall mean each calendar year during which the Plan is in effect, commencing on the first day of such calendar year and ending on the last day thereof.
(q)
“Restricted Stock” shall mean shares of restricted common stock of the Company.
(r)
“Restricted Stock Units” shall mean restricted stock units of the Company.
(s)
“Stock-Based Award” shall mean an award of Restricted Stock, Restricted Stock Units that are settled in shares of common stock of the Company or LTIP Units, or LTIP Units, in any case granted under the Company’s stock incentive plan as in effect from time to time and subject to the terms and conditions of the applicable stock incentive plan of the Company and the terms and conditions established by the Committee or as otherwise issued in accordance with applicable law as determined by the Company and subject to such terms and conditions as established by the Committee.
3.
Administration. Subject to the terms and conditions of the Plan and applicable law, the Committee shall have the sole discretionary power and authority to interpret the provisions of this Plan and make all decisions and exercise all rights of the Company with respect to the Plan, including, without limitation, the sole discretion to (a) select Participants under the Plan, (b) determine the Funds and related Incentive Fees subject to the Plan, (c) determine the terms of any Bonus granted to a Participant under the Plan, (d) determine the amount of each Incentive Fee payment with respect to any Fund that will be taken into account under the Plan (which may be zero) and the amount of each Bonus Pool (or any portion thereof) applicable to such Fund with respect to the applicable Incentive Fees, (e) discontinue the Plan at any time (either with respect to all Funds or certain selected Funds), (f) accelerate payment of any Bonus hereunder, and (g) at any time to (i) adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) to interpret the terms and provisions of the Plan and any award; to make all determinations it deems advisable for the administration of the Plan; (iii) decide all disputes arising in connection with the Plan; and (iv) otherwise supervise the administration of the Plan. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants. The Committee may, in its sole discretion and subject to applicable law, delegate any or all of its duties hereunder to one or more officers of the Company in which case any action taken by such officer(s) shall be deemed to be an action of the Committee hereunder; provided, however, that no officer shall make any determination hereunder with respect to his or her own awards.
4.
Participation. The Committee, in its sole discretion, may from time to time select as Participants one or more Eligible Individuals.

5.
Determination of Bonus Pool; Determination of Bonus; Payment of Bonuses.
(a)
Determination of Bonus Pool. As of each Bonus Determination Date, the Committee shall (i) establish a Bonus Pool with respect to the applicable Fund (including the amount thereof, which may be zero), (ii) determine each Participant who shall be granted a Bonus with respect to the Bonus Pool, (iii) allocate a portion of the Bonus Pool to each Participant with respect to such Bonus Pool, and (iv) determine the amount of the Bonus for each Participant in the Bonus Pool based on the portion of the Bonus Pool allocated to the Participant, as adjusted in the Committee’s discretion. Notwithstanding the foregoing, the Committee may allocate a portion of a Bonus Pool to a Participant or group of Participants prior to the actual establishment of the Bonus Pool, in which case the Bonuses payable to such Participant or group of Participants shall be treated for all purposes of the Plan as payable from such Bonus Pool.
(b)
Entitlement to Bonus. A Participant shall have no right to any Bonus hereunder unless and until the Committee approves a Bonus to be paid to the Participant as of the Bonus Determination Date.
(c)
Payment Timing. Any settlement or payment of any Bonus hereunder shall be made as of the applicable Bonus Payment Date, unless otherwise determined by the Committee.
(d)
Form of Payment. Unless otherwise provided by the Committee, (i) any Bonuses to which a Participant is entitled hereunder shall be paid or settled in any combination of the following (as determined by the Committee in its discretion): (A) shares of Restricted Stock, (B) Restricted Stock Units, or (C) LTIP Units, in each case (X) as determined in the Committee’s discretion, (Y) having an aggregate grant date fair value equal to at least 50 percent of the applicable Bonus (or such higher percentage as determined by the Committee), and (Z) with the risk of forfeiture conditions (whether continuing service or other forfeiture conditions as determined by the Committee) expiring in equal installments on each of the first four anniversaries of the grant date, and (ii) the remainder of such Bonus shall be paid to the Participant in a lump-sum in cash. Notwithstanding clauses (i) and (ii) above but subject to the provisions of Section 409A of the Code, the Committee in its discretion may determine with respect to any Bonus payable hereunder to allow a Participant to elect to receive a greater percentage (up to 100%) than that provided in clause (i) above in the form of a Stock-Based Award, with a corresponding reduction in the portion of such Bonus payable in cash pursuant to clause (ii) above (equal to the grant date fair value of the amount of Bonus paid pursuant to clause (i) greater than 50% of the applicable Bonus) subject to such rules and conditions established by the Company with respect to such election or any such Bonus (as applicable). In the event that the Committee determines that it cannot issue Stock-Based Awards in settlement of any portion of the Bonus or if it determines that issuance of a Stock Based Award in settlement of the Bonus is not desirable, the Committee may issue cash-settled Restricted Stock Units or a cash payment.
(e)
Limits on Aggregate Bonuses. Notwithstanding anything herein to the contrary, in no event shall any Participant receive aggregate Bonuses under the Plan with respect to any one Plan Year in excess of the Participant’s total compensation (which, for purposes of the Plan shall include base salary, bonus(es) and equity compensation (the value of which shall be determined based on the grant date fair value of any such award computed in accordance with FASB ASC Topic 718 or any successor provision), but shall exclude (x) Bonuses paid under this Plan and (y) awards granted or paid to the Participant under the Company’s Outperformance Plan) from the Company and its subsidiaries and affiliates with respect to the two most recently completed full calendar years (or, if a Participant has not been employed by the Company or any of its affiliates for two full calendar years, an annualized estimate of the Participant’s total compensation for two full calendar years).
6.
Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that all such payments either comply with Section 409A of the Code or are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code or as otherwise provided by Section 409A of the Code. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code and the payment of any such amounts may not be accelerated or delayed except to the extent permitted by Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to any Participant or any other person if any payments under any provisions of this Plan are determined to constitute deferred compensation under Section 409A of the Code and do not comply with the requirements of Section 409A of the Code. Without limiting the generality of the foregoing, it is intended that no person shall have a legally binding right to any payments under the Plan for purposes of Section 409A of the Code unless and until the Committee approves a Bonus to be paid to such person pursuant to the terms of the Plan.
7.
Amendment or Termination of Plan. Except as otherwise provided herein (including, without limitation, the Committee’s ability to discontinue the Plan or any Fund’s inclusion in the Plan), the Committee may amend or terminate this Plan at any time or from time to time.
8.
Limitation of Liability. Subject to its obligation to make payments as provided for hereunder, neither the Company, nor any person acting on its behalf shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is not under any obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan.
9.
Miscellaneous.
(a)
No Contract for Continuing Services. This Plan shall not be construed as creating any contract for continued services between the Company or any of its affiliates and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of, or otherwise as a service provider to, the Company or any of its affiliates.
(b)
No Transfers. A Participant’s rights in an interest under the Plan may not be sold, assigned or otherwise transferred.

(c)
Unfunded Plan; Rights of Participants. The Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund. Participants shall have no legal or equitable rights, interests or claims in any property or assets of the Company or any of its affiliates and neither the Company nor any of its affiliates shall have any obligation to a Participant under the Plan or otherwise except as expressly provided under the Plan.
(d)
Governing Law. The Plan shall be construed in accordance with and governed by the laws of the state of California, without regard to principles of conflict of laws of such state.
(e)
Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law or as deemed appropriate by the Company in its sole discretion to be withheld with respect to such payments.
(f)
Effect on Other Plans. Nothing in this Plan shall be construed to limit the rights of Participants under the Company’s benefit plans, programs or policies.
(g)
Benefits and Burdens. This Plan shall inure to the benefit of and be binding upon the Company and the Participants, their respective successors, executors, administrators, heirs and permitted assigns.
(h)
Enforceability. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.
(i)
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
(j)
Notices. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Participant at the last address the Participant has filed in writing with the Company, or to the Company at their main office, attention of the Committee.